                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-78271) of our report dated March 5, 1999, except for paragraph 3 of Note 12, as to which the date is April 13, 1999, paragraphs 17 and 18 of Note 1 and paragraph 8 of Note 12, as to which the date is April 15, 1999, paragraph 2 of Note 7, paragraph 2 of Note 8, paragraphs 1 and 8 of Note 9 and paragraph 9 of Note 12, as to which the date is April 21, 1999, paragraph 2 of Note 9, as to which the date is June 16, 1999, paragraph 7 of Note 12, as to which the date is April 30, 1999 and paragraph 10 of Note 12, as to which the date is May 7, 1999, relating to the financial statements of ImageX.com, Inc. and of our report dated April 16, 1999, relating to the financial statements of Fine Arts Engravers Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts," "Selected Financial Data for ImageX.com" and "Selected Financial Data for Fine Arts Graphics" in such Registration Statement.



Seattle, Washington
June 21, 1999


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The foregoing report is in the form that will be signed upon completion of the reverse stock-split described in paragraph 7 of Note 9 to the financial statements.



                                          PricewaterhouseCoopers LLP